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                        AMENDED AND RESTATED MUTUAL FUND
                         CUSTODY AND SERVICES AGREEMENT
















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                                TABLE OF CONTENTS
SECTION                                                                  PAGE

DEFINITIONS.................................................................2
ARTICLE I - CUSTODY PROVISIONS..............................................4
1.   Appointment of Custodian...............................................4
2.   Custody of Cash and Securities.........................................4
3.   Settlement of Series Transactions......................................9
4.   Lending of Securities.................................................10
5.   Persons Having Access to Assets of the Series.........................10
6.   Standard of Care; Scope of Custodial Responsibilities.................11
7.   Appointment of Subcustodians..........................................12
8.   Overdraft Facility and Security for Payment...........................13
9.   Tax Obligations.......................................................13
ARTICLE II - FOREIGN CUSTODY MANAGER SERVICES..............................15
1.   Delegation............................................................15
2.   Changes to Appendix C.................................................15
3.   Reports to Board......................................................15
4.   Monitoring System.....................................................15
5.    Standard of Care.....................................................15
6.   Use of Securities Depositories........................................15
ARTICLE III - Information Services.........................................16
1.   Risk Analysis.........................................................16
2.   Monitoring of Securities Depositories.................................16
3.   Use of Agents.........................................................16
4.   Exercise of Reasonable Care...........................................16
5.   Liabilities and Warranties............................................16
ARTICLE IV - GENERAL PROVISIONS............................................17
1.   Compensation..........................................................17
2.   Insolvency of Foreign Custodians......................................18
3.   Liability for Depositories............................................18
4.   Damages...............................................................18
5.   Indemnification; Liability of the Series..............................18
6.   Force Majeure.........................................................19
7.   Termination...........................................................19
8.   Inspection of Books and Records.......................................20
9.   Miscellaneous.........................................................20
APPENDIX A - Authorized Persons............................................23
APPENDIX B - Fund Officers.................................................24
APPENDIX C - Selected Countries............................................25

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                              AMENDED AND RESTATED
                            MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


        This AGREEMENT is effective as of May 16, 2002, and is between Delaware Investments Family of Funds, registered investment companies listed on Appendix D hereto (each a "Fund") on behalf of certain of their respective series as listed on Appendix D (individually and collectively the "Series") and MELLON BANK, N.A., (the "Custodian") a national banking association with its principal place of business at One Mellon Bank Center, Pittsburgh, PA 15258.


                              W I T N E S S E T H:


        WHEREAS, the Funds and the Custodian desire to amend and restate the terms of their existing Custody Agreement effective November 1, 2000 and to continue the Custody Agreement in the manner described below;

        WHEREAS, the Funds are authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Funds have made the Series listed on Appendix D subject to this Agreement (each such series, together with all other series subsequently established by the Funds and made subject to the Agreement in accordance with terms hereof, shall be referred to as a "Series" and collectively as the "Series");

        WHEREAS, the Funds and the Custodian desire to set forth their agreement with respect to the custody of the Series' Securities and cash and the processing of Securities transactions;

        WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager; and

        WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix C as set forth in Article II;

        WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

        NOW THEREFORE, the Funds and the Custodian agree as follows:


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DEFINITIONS

The following words and phrases, unless the context requires otherwise, shall have the following meanings:

         1. "ACT": the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

         2.      "AGREEMENT": this agreement and any amendments.

         3. "ASSETS": any of the Series' investments, including foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Series' transactions in such investments.

         4. "AUTHORIZED PERSON": the Chairman of each Fund's Board, its President, and any Executive Vice President, Senior Vice President, Vice President, Secretary, Treasurer, Assistant Secretary, Assistant Treasurer, Controller or Assistant Vice President or any other person, whether or not any such person is an officer or employee of a Fund, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of a Series which is listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

         5. "BOARD": the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of each Fund.

         6. "BOOK-ENTRY SYSTEM": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

         7. "BUSINESS DAY": any day on which the Series, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

         8. "CERTIFICATE": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Series by an Authorized Person or Persons designated by the Board to issue a Certificate.

         9. "ELIGIBLE SECURITIES DEPOSITORY": the meaning of the term set forth in Rule 17f-7(b)(1).

         10. "FOREIGN CUSTODIAN": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government;
                  (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Series.

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         11.     "INSTRUCTIONS": directions and instructions to the Custodian from an Authorized Person in writing by facsimile or electronic transmission subject to the Custodian's practices or any other method specifically agreed upon, provided that the Custodian may, in its discretion, accept oral directions and instructions from an individual it reasonably believes to be an Authorized Person and may require confirmation in writing.

         12.     "PRIMARY CUSTODIAN": the meaning set forth in Rule 17f-7(b)(2).

         13. "PROSPECTUS": the Series' current prospectus and statement of additional information relating to the registration of the Series' Shares under the Securities Act of 1933, as amended.

         14.     "RISK ANALYSIS": the analysis required under Rule
                 17f-7(a)(1)(i)(A).

         15.     "RULES 17F-4, 17F-5 AND 17F-7": such Rules as promulgated under
                 Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

         16. "SECURITY" or "SECURITIES": bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Series.

         17. "SECURITIES DEPOSITORY": a system for the central handling of securities as defined in Rule 17f-4.

         18. "SELECTED COUNTRIES": the jurisdictions listed on Appendix C as such may be amended from time to time in accordance with
                 Article II.

         19.     "SHARES": shares of the Series, however designated.


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                                    ARTICLE I

                               CUSTODY PROVISIONS

1. APPOINTMENT OF CUSTODIAN. The Board appoints, and the Custodian accepts appointment as custodian of all the Securities and monies at the time owned by or in the possession of the Series during the period of this Agreement.

2. CUSTODY OF CASH AND SECURITIES.

         (a) Receipt and Holding of Assets. The Series will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Series with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the Selected Countries as provided in Article II. Securities and monies of the Series deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

         (b) Disbursements of Cash and Delivery of Securities. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Series shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Series.

                  (1) In payment for Securities purchased for the applicable Series;

                  (2) In payment of dividends or distributions with respect to Shares;

                  (3) In payment for Shares which have been redeemed by the applicable Series;

                  (4)   In payment of taxes;

                  (5) When Securities are sold, called, redeemed, retired, or otherwise become payable;

                  (6) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

                  (7) Upon conversion of Securities pursuant to their terms into other securities;

                  (8) Upon exercise of subscription, purchase or other similar rights represented by Securities;

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                  (9)   For the payment of interest, management or supervisory
                        fees, distributions or operating expenses;

                  (10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the applicable Series;

                  (11) In connection with any borrowings by the applicable Series or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

                  (12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Series.

                  (13) For the purpose of redeeming Shares of the capital stock of the applicable Series and the delivery to, or the crediting to the account of, the Custodian or the applicable Series' transfer agent, such Shares to be purchased or redeemed;

                  (14) For the purpose of redeeming in kind Shares of the applicable Series against delivery to the Custodian, its Subcustodian or the Series' transfer agent of such shares to be so redeemed;

                  (15) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

                  (16) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

                  (17)  Upon the termination of this Agreement; and

                  (18) For other proper purposes as may be specified in Instructions issued by an officer of the Fund which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Fund.


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         (c)      Actions Which May be Taken Without Instructions. Unless an
                  Instruction to the contrary is received, the Custodian shall:

                  (1) Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

                  (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Fund for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Series with respect to put bonds or similar instruments, but shall provide the Series with such information as may be received;

                  (3) Surrender Securities in temporary form for definitive Securities;

                  (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the applicable Series all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for that Series;

                  (5) Submit or cause to be submitted to the applicable Series or its investment advisor as designated by the Fund information actually received by the Custodian regarding ownership rights pertaining to property held for the applicable Series;

                  (6) Deliver or cause to be delivered any Securities held for the applicable Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (7) Deliver or cause to be delivered any Securities held for the applicable Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;



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                  (8)   Make or cause to be made such transfers or exchanges of
                        the assets specifically allocated to the applicable Series and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the applicable Series;

                  (9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Series;

                  (10) Deliver Securities owned by the applicable Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Series for the accuracy or completeness of any notification the Custodian may furnish to the applicable Series with respect to put bonds or similar investments, but shall provide the Fund with such information as may be received;

                  (11) Give the Series written notice (which may be electronic) of Corporate Actions (defined below) whenever the Custodian receives information concerning the property held hereunder which requires discretionary action by the beneficial owners of such property (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to such holders ("Corporate Actions"). When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Custodian will endeavor to obtain Instructions from the Series or its Authorized Persons. If Instructions are not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek such Instructions, the Custodian is authorized, but shall have no express or implied duty or obligation, to (i) sell such rights entitlement or fractional interest and to credit the Series with the proceeds or (ii) take any other action it deems, in good faith, to be appropriate. The Custodian shall be fully protected for acting in accordance with, or failing to act in the absence of, Instructions of the Series or its Authorized Persons and for taking such other action as the Custodian is so authorized under the immediately preceding sentence of this Subsection of the Agreement; and



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                  (12)  The Custodian will send to the Series or the Authorized
                        Persons all proxies (if issued in the name of the Custodian's nominee or the nominee of a central depository), notices and communications with respect to securities in the Series as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Custodian for forwarding to its clients. In addition, the Custodian will follow coupon payments, redemptions, exchanges or similar matters with respect to securities in the Series and advise the Series or the Authorized Persons for the Series of rights issued, tender offers or any other discretionary rights with respect to such securities, in each case, of which the Custodian has received notice from the issuer of the securities, or as to which notice is published in publications routinely utilized by the Custodian for this purpose.

                  (13) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Series; and

                  (14) Execute any and all documents, agreements or other instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

         (d) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish each Series with confirmations and a summary of all transfers to or from the account of the Series during the day. Where securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to that Series. At least monthly, the Custodian shall furnish each Series with a detailed statement of the Securities and monies held for the Series under this Agreement.

         (e) Registration of Securities. The Custodian is authorized to hold all Securities, Assets, or other property of each Series in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of each Series in the name of the Series, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of applicable Series and which may from time to time be registered in the name of applicable Series.

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         (f)      Reporting and Recordkeeping. The ownership of the property whether securities, cash and/or other property, and whether held by the Custodian or a subcustodian or in a depository, clearing agency or clearing system, shall be clearly recorded on the Custodian's books as belonging to the Series and not for the Custodian's own interest. Where certificates are legended or otherwise not fungible with publicly traded certificates (and in other cases where the Custodian and the Series may agree), the Series reserves the right to instruct the Custodian as to the name only in which such securities shall be registered and the Custodian, to the extent reasonably practicable, shall comply with such Instructions; provided, however if Custodian reasonably determines that compliance with such Instructions is not reasonably practicable or otherwise may conflict with applicable law, rule or regulation, Custodian shall promptly notify Series and shall comply with reasonable alternatives as to which the parties may agree. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Series. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours of the Custodian by any person designated by the Series. All such books, records and accounts shall be maintained and preserved in the form reasonably requested by the Series and in accordance with the Act and the Rules and Regulations thereunder, including, without limitation, Section 31 thereof and Rule 31a-1 and 31a-2 thereunder. All books, records and accounts pertaining to the Series, which are in the possession of the Custodian, shall be the property of the Fund and such materials or (unless the delivery of original materials is required pursuant to applicable law) legible copies thereof in a format reasonably acceptable to the Fund, shall be surrendered promptly upon request; provided, however, that the Custodian shall be entitled to retain a copy or the original of any such books, records and accounts as may be required or permitted by applicable law and the Custodian's own policies and procedures. The Custodian will supply to the Series from time to time, as mutually agreed upon, a statement in respect to any property in the Series held by the Custodian or by a subcustodian.

         (g) Segregated Accounts. Upon receipt of Instructions, the Custodian will, from time to time establish segregated accounts on behalf of the applicable Series to hold and deal with specified assets as shall be directed.

3. SETTLEMENT OF SERIES TRANSACTIONS.

         (a) Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.


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         (b)    Contractual Income. Unless the parties agree to the contrary, the Custodian shall credit the applicable Series, in accordance with the Custodian's standard operating procedure, with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

         (c) Contractual Settlement. Unless the parties agree to the contrary, the Custodian will attend to the settlement of securities transactions in accordance with the Custodian's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4. LENDING OF SECURITIES. The Custodian may lend the assets of the Series in accordance with the terms and conditions of a separate securities lending agreement.

5. PERSONS HAVING ACCESS TO ASSETS OF THE SERIES.

         (a) No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the Series held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Series to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the assets of the Series.

         (b) Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Series or of the Series' administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Series prohibited by paragraph (a) of this Section 5.

6. STANDARD OF CARE; SCOPE OF CUSTODIAL RESPONSIBILITIES.

         (a) Standard of Care. Custodian shall be required to exercise reasonable care with respect to its duties under this Agreement unless otherwise provided.

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                  (1)    Notwithstanding any other provision of this Agreement,
                         the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian.

                  (2) The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. Where counsel is engaged under this provision, the Fund shall bear the costs thereof subject to its approval in advance, which approval may not be unreasonably withheld.

         (b) Scope of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                  (1) The acts or omissions of any agent appointed pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.

                  (2) The validity of the issue of any Securities purchased by the Series, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                  (3) The legality of the sale of any Securities by the Series or the propriety of the amount for which the same are sold;

                  (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

                  (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

                  (6) The legality of the declaration or payment of any distribution of the Series;

                  (7) The legality of any borrowing for temporary administrative or emergency purposes.

         (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Series until the Custodian actually receives and collects such money.

         (d) Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Series from the Series' transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

         (e) Collection Where Payment Refused. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

         (f) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Series are such as may properly be held by the Series under the provisions of its governing instruments or Prospectus.

         (g) Reliance on Instructions. The Custodian shall be entitled to rely upon any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Series. Where the Custodian is issued Instructions orally, the Custodian, in its discretion, may accept oral Instructions from any Authorized Person with respect to (i) Corporate Actions (as defined under Section 2(c)(11) above) and (ii) adjustments or corrections to purchase and sale transaction Instructions previously received by the Custodian, in either case, for the Account(s). In the event the Custodian accepts oral Instructions from any Authorized Person, the Custodian shall call an Authorized Person, other than the party issuing said Instructions, to confirm such Instructions prior to taking any action in accordance with any such oral Instructions. The Series acknowledges that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Series shall not be affected if such confirmation is not received or is contrary to oral Instructions given. The Custodian shall be under no duty to question any direction of an Authorized Person to review any property held in the account, to make any suggestions with respect to the investment of the assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian.

7. APPOINTMENT OF SUBCUSTODIANS. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Series. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) place assets with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any subcustodian so appointed.

8. OVERDRAFT FACILITY AND SECURITY FOR PAYMENT. In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of the Series for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Series, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Series in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Series and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Series at a rate as set forth in Article IV,
Section 1(b) or as agreed upon from time to time. The Custodian and the Series acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Series expenses. The Custodian shall promptly notify the Series (an "Overdraft Notice") of any Overdraft. To secure payment of any Overdraft, the Series hereby grants to the Custodian a continuing security interest in and right of setoff (subject to notice as provided in this Agreement) against the Securities and cash in the Series' account from time to time in the full amount of such Overdraft. Without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Pennsylvania Uniform Commercial Code or any other applicable law.

9. TAX OBLIGATIONS. For purposes of this Agreement, "Tax Obligations" shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the Account, the Custodian shall perform the following services with respect to Tax Obligations:

         (a) the Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate;

         (b) the Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens; and

         (c) the Custodian shall provide to the Fund or the Authorized Person such information received by the Custodian which could, in the Custodian's reasonable belief, assist the Fund or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Fund shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Fund and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Fund or the Account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations including, without limitation, any obligation to file or submit returns or reports with any taxing authorities other than tax reclaims as provided above.

In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

                                   ARTICLE II

                        FOREIGN CUSTODY MANAGER SERVICES

1. DELEGATION. The Board delegates to, and the Custodian hereby agrees to accept responsibility as the Fund's Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix C (except as noted therein) in accordance with Rule 17f-5(c).

2. CHANGES TO APPENDIX C. Appendix C may be amended by written agreement from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Series and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Series.

3. REPORTS TO BOARD. Custodian shall provide written reports notifying the Board of the placement of Assets with a particular Foreign Custodian and of any material change in a Series' foreign custody arrangements. Such reports shall be provided to the Board at least quarterly, except as otherwise agreed by the Custodian and the Fund.

4. MONITORING SYSTEM. In each case in which the Custodian has exercised delegated authority to place Assets with a Foreign Custodian, the Custodian shall establish a system, to re-assess or re-evaluate selected Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3).

5. STANDARD OF CARE. In exercising the delegated authority under this Article II of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the provisions of Rule 17f-5(c)(2).

6. USE OF SECURITIES DEPOSITORIES. In exercising its delegated authority, the Custodian may assume, unless instructed in writing to the contrary, that the Board or the Series' investment adviser has determined, pursuant to Rule 17f-7, to place and maintain foreign assets with any Securities Depository as to which the Custodian has provided such Series with a Risk Analysis.

7. NOTICE OF CHANGE OF SUBCUSTODIANS. Custodian shall promptly advise or provide notice to the Series of any change to its subcustodial network.

                                  ARTICLE III

                              INFORMATION SERVICES

1. RISK ANALYSIS. The Custodian will provide the Series with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix C. If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Fund on behalf of the Series. Each Risk Analysis shall indicate whether the particular Securities Depository has been determined by the Custodian, in exercise of its standard of care, to be an Eligible Securities Depository. If a new Securities Depository commences operation in one of the Appendix C countries, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis within a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C.

2. MONITORING OF SECURITIES DEPOSITORIES. The Custodian will monitor on a continuing basis the custody risks associated with maintaining assets with each Securities Depository for which it has provided the Fund on behalf of the Series with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify Fund on behalf of the Series or its investment adviser of any material change in these risks.

3. USE OF AGENTS. The Custodian may employ agents, including, but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. EXERCISE OF REASONABLE CARE. The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this Article
III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this
Article III.

5. LIABILITIES AND WARRANTIES. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information.

                                   ARTICLE IV

                               GENERAL PROVISIONS

1. COMPENSATION.

         (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule which schedule may be modified by the Custodian upon not less than sixty days prior written notice to the Fund.

         (b) The Fund may earn interest on balances, including disbursement balances and balances arising from purchase and sale transactions. For each month during which the Custodian holds property for the Fund, there shall be an adjustment to the custody fees, calculated as follows. For each day of the month in which the closing cash balance of the Fund is more than zero, such cash balance amount will earn interest calculated by taking the amount of the idle balance multiplied by the Overnight Federal Funds Rate (defined below) minus .50% divided by 365 days. The amount of interest credit shall be known as the "Daily Credits." Alternatively, for each day of the month in which the closing balance of the Fund is less than zero (an "overdraft"), the overdraft amount will be subject to a charge as follows: (i) with respect to domestic assets, the charge will be calculated by taking the amount of the overdraft multiplied by the Overnight Federal Funds Rate (defined below) plus .50% divided by 365 days; or (ii) with respect to non domestic assets, the charge will be calculated by taking the amount of the overdraft multiplied by the rate applicable to the appropriate foreign market. The amount of interest charge shall be known as "Daily Charges." The net of the Daily Credits and Daily Charges for a particular month will be credited or debited, as the case may be, to the Monthly Notification for the applicable period. Monthly credit balances will roll forward to offset future Custodian fees and expenses. Unused Daily Credits will expire at calendar year end. Credit balances may not be transferred. They are used exclusively to offset Custodian fees and expenses and shall not be applied against investment or other related expenses. A Daily Charge shall not apply to the extent that an overdraft is solely due to Custodian error.

                  The term "Overnight Federal Funds Rate" shall mean, for any month, the average of daily "Federal Funds Rates" for such month. In turn, the daily Federal Funds Rates shall mean, for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day.

         (c) The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

         (d) If not paid directly or timely by the Fund, the Custodian may, with the prior approval of the Fund which may not be unreasonably withheld, charge against assets held on behalf of the Series compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled subject to like approval by the Fund to charge against assets of the Series the amount of any loss, damage, liability or expense incurred with respect to the Series, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions.

2. INSOLVENCY OF FOREIGN CUSTODIANS. The Custodian shall be responsible for losses or damages suffered by the Series arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. LIABILITY FOR DEPOSITORIES. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Series with a Securities Depository.

4. DAMAGES. Under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or information vendor.

5. INDEMNIFICATION; LIABILITY OF THE SERIES.

         (a) The Fund shall indemnify and hold the Custodian harmless from all liability and expense, including reasonable counsel fees and expenses, arising out of the performance of the Custodian's obligations under this Agreement except as a result of the negligence or willful misconduct of the Custodian, any agent or sub-custodian appointed by the Custodian, or any of its or their directors, officers, agents, nominees, or employees, in the performance of any function hereunder, or any other failure to comply with the standard of care required by this Agreement.

         (b) The Custodian shall indemnify and hold the Fund harmless from all liability and expense, including reasonable counsel fees and expenses, as a result of the negligent action, negligent inaction, or willful misconduct of the Custodian, any agent or sub-custodian appointed by the Custodian, or any of its or their directors, officers, agents, nominees, or employees, in the performance of any function hereunder, or any other failure to comply with the standard of care required by this Agreement, or (ii) as a result of any burglary, robbery, hold-up, theft, or mysterious disappearance, including loss by damage or destruction.

         (c) The Series and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Directors, Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Series, individually, but are binding only upon the assets and property of the Fund.

6. FORCE MAJEURE. Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Series' property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar event.

7. TERMINATION.

         (a) The Fund may terminate this Agreement by giving the custodian sixty (60) days notice in writing, specifying the date of such termination. The Custodian may terminate this Agreement by giving the Fund one hundred eighty (180) days notice in writing, specifying the date of such termination. In the event notice is given by the Fund, it shall be accompanied by a Certificate evidencing the vote of the Fund's Board to terminate this Agreement and designating a successor.

         (b) In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, following a reasonable period of time for the Fund's Board to act, the Custodian may apply to a court of competent jurisdiction to designate a successor custodian, which shall be a person qualified to so act under the Act or the Series. If the Fund fails to designate a successor custodian, the Fund shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Series, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and or the Series responsibilities under this Agreement other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Series.

         (c) Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Series, after or subject to the deduction therefrom of all fees, expenses and other amounts owed under any provision of this Agreement.

         (d) Following termination, Custodian will promptly forward income received with respect to the Series and tax reclaim payments for tax reclaims filed prior to termination to a designated successor custodian.

         (e) In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

8. INSPECTION OF BOOKS AND RECORDS. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission.

9. MISCELLANEOUS.

         (a) Appendix A is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of Authorized Persons. The Fund shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

         (b) Appendix B is a Certificate signed by the Secretary, Treasurer or Assistant Treasurer of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

         (c) Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund as the case may be and delivered to it at its offices at:

                                  The Custodian:

                                  Mellon Bank, N.A.
                                  One Mellon Bank Center
                                  Pittsburgh, PA 15258
                                  Attn: Christopher Healy

                                  The Funds:

                                 Delaware Investments
                                 2005 Market Street, 9th floor
                                 Philadelphia, PA  19103
                                 Attn. Jack O'Connor

                                 With a copy to:

                                 Delaware Investments
                                 2005 Market Street, 34th floor
                                 Philadelphia, PA  19103
                                 Attn. General Counsel
                  or at such other place as the parties may from time to time designate to the other in writing.

         (d) This Agreement may not be amended or modified except by a written agreement executed by both parties.

         (e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board, provided, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

         (f) Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

         (g) The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

         (h) The Fund acknowledges and agrees that, except as expressly set forth in this Agreement, the Fund is solely responsible to assure that the maintenance of the Series' Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Fund represents that it has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement.

         (i) This Agreement shall be construed in accordance with the laws of The Commonwealth of Pennsylvania.

         (j) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (k) Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound.

         (l) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.



                                         DELAWARE INVESTMENTS FAMILY OF FUNDS ON
                                         BEHALF OF EACH SERIES SET FORTH ON
                                         APPENDIX D ATTACHED HERETO.

                                         By:    David K. Downes
                                                ------------------------------
                                         Name:  David K. Downes
                                         Title: President/CEO/CFO



                                         MELLON BANK, N.A.

                                         By:    Christopher Healy
                                                -------------------------------
                                         Name:  Christopher Healy
                                         Title: First Vice President

                                   APPENDIX A
                                   ----------

                                  FUND OFFICERS
                                  -------------


         I, Brian L. Murray, Jr., the Assistant Secretary of each of those registered investment companies listed on Appendix D hereto (each a "Fund") on behalf of certain of their respective series as listed on Appendix D (individually and collectively the "Series") do hereby certify that:

         The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of each Series and the specimen signatures set forth opposite their respective names are their true and correct signatures:

David K. Downes            Executive Vice President/Chief
                           Operating Officer/Chief Financial
                           Officer                                              David K. Downes
                                                                                ---------------------

Richard J. Flannery        Executive Vice President/General
                           Counsel/Chief Administrative Officer                 Richard J. Flannery
                                                                                ---------------------

Lisa O. Brinkley           Senior Vice President/Compliance
                           Director                                             Lisa O. Brinkley
                                                                                ---------------------

David F. Connor            Senior Vice President/Deputy General
                           Counsel/Assistant Secretary                          David F. Connor
                                                                                ---------------------

Richelle S. Maestro        Senior Vice President/Deputy General
                           Counsel/Secretary                                    Richelle S. Maestro
                                                                                ---------------------

Brian L. Murray, Jr.       Senior Vice President/Associate General
                           Counsel/Assistant Secretary                          Brian L. Murray, Jr.
                                                                                ---------------------

David P. O'Connor          Senior Vice President/Associate General
                           Counsel/Assistant Secretary                          David P. O'Connor
                                                                                ---------------------


                                                                       By:      Brian L. Murray, Jr.
                                                                                ---------------------
                                                                       Name:    Brian L. Murray, Jr.
                                                                       Title:   Assistant Secretary
                                                                       Dated:

                                   APPENDIX B
                                   ----------

                            AUTHORIZED SIGNATURE LIST
                            -------------------------

ACCOUNT                    Delaware Investments Family of Funds
INFORMATION                -----------------------------------------------------------------------

AUTHORIZATION              Mellon Bank, N.A. is directed to accept trades, currency and corporate action instructions from the individuals whose signatures appear below.

                           Dated:   April 23, 2002
                           -----------------------------------------------------------------------

SPECIMEN                   NAME                               SIGNATURE
SIGNATURES
                           Michael P. Bishof, SVP             Michael P. Bishof
                                                            -----------------------

                           John J. O'Connor, VP               John J. O'Connor
                                                            -----------------------

                           Phoebe W. Figland, VP              Phoebe W. Figland
                                                            -----------------------

                           Laura A. Wagner, VP                Laura A. Wagner
                                                            -----------------------

                           Daniel V. Geatens, VP              Daniel V. Geatens
                                                            -----------------------

                           James A. Furgele, VP               James A. Furgele
                                                            -----------------------

                           Michael Costanzo, AVP              Michael Costanzo
                                                            -----------------------

                           William Dwyer, AVP                 William Dwyer
                                                            -----------------------

                           Kerri Haag, AVP                    Kerri Haag
                                                            -----------------------

                           Eric W. Schmidt, AVP               Eric W. Schmidt
                                                            -----------------------

                           Patricia Sinclair, AVP             Patricia Sinclair
                                                            -----------------------

                           Dennis Mulligan, AVP               Dennis Mulligan
                                                            -----------------------

                           Keith Dietel, AVP                  Keith Dietel
                                                            -----------------------

Except where specifically noted, the authorities and powers herein are provided for all portfolios managed by Delaware Management Company whose assets are maintained at Mellon Bank, N.A.

AUTHORIZED SIGNATURE       Michael P. Bishof         DATE      4/23/02
                     ----------------------------           -------------

                                   APPENDIX C

                               SELECTED COUNTRIES

Argentina                                   Lebanon
Australia                                   Luxembourg
Austria                                     Malaysia
Bahrain                                     Mauritius
Bangladesh                                  Mexico
Belgium                                     Morocco
Bermuda                                     Namibia
Bolivia                                     The Netherlands
Botswana                                    New Zealand
Brazil                                      Norway
Canada                                      Oman
Chile                                       Pakistan
China/Shenzhen                              Panama
China/Shanghai                              Peru
Colombia                                    The Philippines
Costa Rica*                                 Poland
Croatia                                     Portugal
Czech Republic                              Romania
Denmark                                     Russia*
Ecuador                                     Singapore
Egypt                                       Slovakia
Estonia*                                    Slovenia
Finland                                     South Africa
France                                      Spain
Germany                                     Sri Lanka
Ghana                                       Sweden
Greece                                      Switzerland
Hong Kong                                   Taiwan
Hungary                                     Thailand
India                                       Trinidad & Tobago*
Indonesia                                   Tunisia*
Ireland                                     Turkey
Israel                                      United Kingdom
Italy                                       Uruguay
Japan                                       Venezuela
Jordan                                      Vietnam
Kenya                                       Zambia
Korea, Republic of                          Zimbabwe

"*Note, Custodian will not act as a Foreign Custody Manager with respect to assets held in this country. Holding assets and use of Mellon's usual subcustodian in this country is subject to Instructions by the Fund and its execution of a separate letter-agreement pertaining to custody and market risks."

                                   APPENDIX D

                                  LIST OF FUNDS


VOYAGEUR INSURED FUNDS
         Delaware Minnesota Insured Fund
         Delaware Tax-Free Arizona Insured Fund

VOYAGEUR INTERMEDIATE TAX FREE FUNDS
         Delaware Tax-Free Minnesota Intermediate Fund

VOYAGEUR INVESTMENT TRUST
         Delaware Tax-Free California Insured Fund
         Delaware Tax-Free Florida Fund
         Delaware Tax-Free Florida Insured Fund
         Delaware Tax-Free Missouri Insured Fund
         Delaware Tax-Free Oregon Insured Fund

VOYAGEUR MUTUAL FUNDS
         Delaware Minnesota High-Yield Municipal Bond Fund
         Delaware National High-Yield Municipal Bond Fund
         Delaware Tax-Free Arizona Fund
         Delaware Tax-Free California Fund
         Delaware Tax-Free Idaho Fund
         Delaware Tax-Free New York Fund

VOYAGEUR MUTUAL FUNDS II
         Delaware Tax-Free Colorado Fund

VOYAGEUR MUTUAL FUNDS III
         Delaware Core Equity Fund (formerly Delaware Growth Stock Fund) Delaware Select Growth Fund

VOYAGEUR TAX FREE FUNDS
         Delaware Tax-Free Minnesota Fund

VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.

VOYAGEUR COLORADO INSURED MUNICIPAL INCOME FUND, INC.

VOYAGEUR FLORIDA INSURED MUNICIPAL INCOME FUND

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND III, INC.

DELAWARE GROUP EQUITY FUNDS III
         Delaware Small-Cap Growth Fund
         Delaware Health Care Fund

DELAWARE GROUP INCOME FUNDS
         Delaware Core Bond Fund

DELAWARE POOLED TRUST
         The Core Plus Fixed Income Portfolio